Exhibit 10.1

Master Repurchase

Agreement

September 1996 Version

Dated as of:	September 29, 2015

Between:	Morgan Stanley Bank, N.A.

and	Each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”)

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)

“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)

“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)

“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)

“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)

“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)

“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)

“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)

“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)

“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)

“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)

“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)

An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)

Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)

In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)

If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities
Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.
* Language to be used under 17 C.F.R. §403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
** Language to be used under 17 C.F.R. §403.5(d) if Seller is a financial institution.

9.	Substitution

(a)

Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)

In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)

The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)

In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)

In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)

If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)

as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)

as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)

As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)

For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)

The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)

To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)

If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)

Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)

By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19. Intent

(a)

The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)

It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)

The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)

It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20. Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)

in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)

in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)

in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Morgan Stanley Bank, N.A.	Each of the entities listed on Exhibit I, severally and not jointly

By: AllianceBernstein L.P., acting as investment manager

By: /s/ Charmaine Fearon	By: /s/ Louis T. Mangan

Name: Charmaine Fearon	Name: Louis T. Mangan

Title: Authorized Signatory	Title: Authorized Signatory

Date: 10/2/15	Date: 9/29/15

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. (“MS”) and each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

It is understood and agreed that this document shall constitute a separate agreement between MS and each Counterparty, as if each Counterparty had executed a separate document naming only itself as a Counterparty, and that no Counterparty shall have any liability under this document for the obligations of any other Counterparty. The term “this Agreement” shall be construed accordingly.

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

		YES	NO
Annex III	International Transactions	X

Annex IV	Party Acting as Agent		X

Annex V	Margin for Forward Transactions	X

Annex VI	Buy/Sell Back Transactions	X

Annex VII	Transactions Involving Registered Investment Companies		X

Annex VIII	Transactions in Equity Securities	X

2.	The following Supplemental Terms and Conditions shall apply:

(a)

Confirmation. The first sentence of paragraph 3(b) of the Agreement shall be replaced with the following: “Upon agreeing to enter into a Transaction hereunder, MS shall promptly deliver to Counterparty a written confirmation of such Transaction (a “Confirmation“) in accordance with the delivery instructions provided in Annex II.”

(b)	Substitution. The parties hereto hereby agree to amend Paragraph 9 of this Agreement by adding at the end thereto the following paragraphs (c) and (d):

(c)

In the case of any Transaction for which the Repurchase Date is other than the business day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Securities for the Purchased Securities, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10:00 a.m. (New York time) on such business day, to substitute substantially the same Securities for any Purchased Securities; provided, however, that Buyer may elect, by the close of business on the business day notice is received, or by the close of the next business day if notice is given after 10:00 am (New York time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller’s transfer to Buyer of such other Securities and Buyer’s transfer to Seller of such Purchased Securities, and after such substitution, the substituted Securities shall be deemed to be Purchased Securities. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

(d)

In the event Seller exercises its right to substitute or terminate under subparagraph (c), Seller shall be obligated to pay to Buyer, by the close of the business day of such substitution or termination, as the case may be, an amount equal to (A) Buyer’s actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith.”

(e)

Additional Events of Default. Paragraph 11 of the Agreement is amended by deleting the word “or” before the word “(vii)” and inserting after the word “hereunder” in the penultimate line thereof the words”; (viii) Counterparty experiences a Performance Net Asset Value Decline (as defined below); or (ix) Counterparty fails to deliver any document by the time specified under this Agreement to Deliver Documents, provided however that with respect to document to be delivered under (i)(i) of this Annex, such failure is not remedied within 30 days of written notice to Counterparty thereof.

(f)

The following shall apply where the Counterparty is domiciled in Denmark. The parties agree that the provisions contained in Paragraph 11 and 12 of the Agreement are substantially intended to effect a close-out netting mechanism that results in a single payment obligation owed by one party to the other.

(g)	Relationship Between Parties. The parties hereto further agree to amend the Agreement to add the following as Paragraph 21 and Paragraph 22:

“21. Relationship Between Parties

Each party shall be deemed to represent to the other party on the Purchase Date for each Transaction, that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, and the other party is not acting with respect to any communication (written or oral) as a “municipal advisor,” as such term is defined in Section 975 of the U.S. Dodd-Frank Wall Street Reform & Consumer Protection Act; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice, advice provided by a municipal advisor or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction;

(b)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction; and

(c)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

(d)	Jurisdiction; Forum; Waiver of Jury Trial. The parties hereto further agree to amend the Agreement to add the following as Paragraph 22:

“22. Jurisdiction; Forum; Waiver of Jury Trial

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY TRANSACTION HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.”

(h)	Use of Employee Plan Assets. The parties hereto further agree to amend the Agreement by deleting Paragraph 18 thereof and replacing it with the following:

Counterparty continuously represents that it is not (i) an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, (hereinafter an “ERISA Plan”) or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended or a person any of the assets of whom constitute assets of such plan under Section 3(42) of ERISA or the U.S. Department of Labor regulation set forth at 29 C.F.R. 2510.3-101, as effectively amended by Section 3(42) of ERISA (hereinafter a “Plan”), or (ii) a plan or other retirement arrangement which is subject to any statute, regulation, procedure or restriction that is materially similar to Section 406 of ERISA or Section 4975 of the Code if entering into this Agreement of any Transaction thereunder would cause a non-exempt violation of such materially similar law. Counterparty will provide notice to MS in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period it

(i)	Agreement to Deliver Documents. Counterparty agrees to deliver the following documents at the times indicated:

(i)

A copy of the audited consolidated financial statements of Counterparty for each such fiscal year, certified by independent certified public accountants and prepared in accordance with GAAP (as defined below); as soon as practicable after the execution of this Agreement and also within 120 calendar days after the end of each of its fiscal years while there are any obligations outstanding under this Agreement;

(ii)

A certificate or report of a responsible officer of Counterparty stating the Performance Net Asset Value, as of the last day of the most recently ended calendar month; within 30 Local Business Days after the end of each such calendar month.

“Local Business Day” shall mean a business day, Monday through Friday, except federal or state holidays.

(iii)

Counterparty represents and warrants and covenants that all information provided under subparagraph (i) of this section shall be, as of the date of the information, a fair representation of its financial condition.

(iv)

Notwithstanding anything to the contrary in this Agreement, any delivery under this Paragraph shall be deemed satisfied by an upload of the relevant document to the Markit counterparty Manager (or any successor or assign).

(j)

Additional provisions relating to Paragraph 11. The parties agree that where an event occurs that would otherwise constitute an Event of Default under clauses (i) or (ii) of the introductory paragraph of Paragraph 11, such event (in and of itself) shall not be deemed to be an Event of Default, subject to the satisfaction of the conditions precedent specified in subparagraph (v) below.

(i)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date, Buyer may:

(A)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;

(B)

if there exists a Margin Deficit in respect of the relevant Transaction, require Seller to pay (from time to time in accordance with the notice and delivery requirements of Paragraph 4 of the Agreement) cash or Additional Purchased Securities in an amount equal to such Margin Deficit; and

(C)

at any time while such failure continues, by written notice to Seller, immediately terminate that Transaction (but only that Transaction). On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities shall terminate;

(ii)	If Buyer fails to deliver Purchased Securities to Seller on the applicable Repurchase Date, Seller may:

(A)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;

(B)

if there exists a Margin Excess in respect of the relevant Transaction, require Buyer to pay (from time to time in accordance with the notice and delivery requirements of Paragraph 4 of the Agreement) cash or Additional Purchased Securities in an amount equal to such Margin Excess; and

(C)	at any time while such failure continues, by written notice to Buyer declare that that Transaction (but only that Transaction) shall be terminated immediately;

(iii)	Any payment of the Purchase Price or Repurchase Price pursuant to subsections (i)(A), (i)(B), (ii)(A) or (ii)(B) above, shall be due and payable as follows:

(A)	by close of business on the same Business Day if notice from the party entitled to receive such payment is received by 10:00 a.m. (New York City time), or

(B)	on the next Business Day if notice from the party entitled to receive such payment is received after 10 a.m. (New York City time) on a Business Day.

(iv)

If a Transaction is terminated in accordance with subsections (i)(C) or (ii)(C) above and such termination is initiated by the (A) Buyer, then the Negative Termination Value (as defined below), shall be added to, or the Positive Termination Value (as defined below) shall be subtracted from, or (B) Seller, then the Negative Termination Value shall be subtracted from, or the Positive Termination Value shall be added to, as the case may be, the Repurchase Price in calculating amounts owing to or from the parties.

“Termination Value” means an amount, as reasonably determined by MS, acting commercially reasonable and in good faith, on the basis of what amount, if any, a third party dealer (“Dealer”) in the markets in which transactions similar to the terminated Transaction is traded, that such Dealer would require the non-terminating party to pay to the Dealer (a “Negative Termination Value”), or the Dealer to pay to the non-terminating party (a “Positive Termination Value”) in consideration of such Dealer entering into an agreement with the non-terminating party which would have the effect of preserving for the non-defaulting party the economic equivalent of its rights under the Transaction for the period commencing on the termination date and ending on the Repurchase Date. If a Transaction is being terminated in accordance of subsections (i)(C) or (ii)(C) due to MS failure to deliver Purchased Securities, the “Termination Value” will be calculated in the same manner as provided above except that it shall be calculated by a third party dealer in the relevant market that is selected by MS subject to reasonable objection by the Counterparty. The expense of this third party shall be borne by both Party A and Party B equally.

(v)	For the avoidance of doubt, either party’s failure to make any payment or repayment required pursuant to subparagraph (j)(i) or (ii) above, as the case may be, shall constitute an Event of Default.

(k)

Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement or in any schedule, addendum, confirmation, or other document issued or delivered in connection with any Transaction entered into under this Agreement, any amounts owed or liabilities incurred by Counterparty in respect of any Transaction entered into under this Agreement may be satisfied solely from the assets of the Counterparty that are under the management of the Investment Manager (the “Counterparty Account”). Without limiting the generality of the foregoing, in no event shall Party A have any recourse with respect to such amounts owed or liabilities incurred, whether by setoff or otherwise, against (a) any assets of Counterparty that are not in the Counterparty Account; (b) any assets of any person or entity other than the Counterparty Account (including, without limitation, any other person or entity whose account is under the management of the Investment Manager); (c) any assets of any affiliates of Counterparty; or (d) absent gross negligence, willful misconduct or fraud, any assets of the Investment Manager. Notwithstanding the foregoing, nothing herein shall be construed as a waiver of any claim or cause of action Party A may otherwise have against the Investment Manager or any of its affiliates independent of Counterparty’s obligations hereunder.

(1)	Set-off. The parties hereto further agree to amend the Agreement to add the following as Paragraph 23:

“Set-off. In addition to any remedies a nondefaulting party (”Y“) to this Agreement may have under Section 11 of this Agreement or any rights of set-off Y may have as a matter of law or otherwise, upon the occurrence of an Event of Default with respect to a the other party (“X”) to this Agreement (or a provision analogous thereto), Y shall have the right (but shall not be obliged), without prior notice to X or any other person, to set off any obligation of X owing to Y (whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligations of Y owing to X (whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation).

For the purpose of cross-currency set off, Y may convert any obligation to another currency at a market rate determined by Y.

If any obligation is unascertained, Y may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Paragraph will have the effect of creating a charge or other security interest. This Paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

3.	Definitions

“GAAP” means with respect to a Person, applicable generally accepted accounting principles.

“Performance Net Asset Value Decline” means, as of the last business day of any calendar month, the Performance Net Asset Value has declined by:

(1)	15% or more from the Performance Net Asset Value calculated as of the last business day of the immediately preceding month, or

(2)	25% or more from the Performance Net Asset Value calculated as of the last business day of the third preceding month; or

(3)	35% or more from the Performance Net Asset Value calculated as of the last business day of the twelfth preceding month.

“Performance Net Asset Value” means an amount in USD equal to the Net Asset Value less any subscriptions, redemptions or withdrawals that may have occurred since the calculation of the preceding Performance Net Asset Value.

“Net Asset Value” means an amount in USD equal to total assets minus the total liabilities of Counterparty Account, calculated in accordance with GAAP.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or in any agency, instrumentality or political subdivision thereof).

“Investment Manager” means AllianceBernstein L.P., or any legal successor thereto or affiliate thereof that is duly appointed to act as investment manager in respect of Counterparty.

Annex I, Part 2

Supplemental Terms and Conditions

Pursuant to the terms of Paragraph 1 of the Master Repurchase Agreement dated as of September 29, 2015(the “Agreement”) between MS and each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”) the parties agree that all Transactions shall be governed by the Supplemental Terms and Conditions stated herein (the “Supplement”), which terms and conditions shall be incorporated into the Agreement and deemed a part thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Unless otherwise specifically noted, all times set forth herein reference New York City time.

In addition to any Supplemental Terms and Conditions previously agreed to, the following Supplemental Terms and Conditions shall apply:

1.	Any notice given by either party pursuant to subparagraphs 4(a) or (b) of the Agreement shall be a “Margin Notice” for the purposes of this Annex.

(a)

If on any business day one party (the “Calling Party”) sends a Margin Notice at or prior to 10:00 a.m. (New York City time) to the other party (the “Receiving Party”), the Receiving Party shall ensure that U.S. Dollars or additional Securities reasonably acceptable to the Calling Party are transferred to the Calling Party in accordance with subparagraphs 4(a) or (b), as the case may be, on that same business day.

(b)

If on any business day the Calling Party sends a Margin Notice after 10:00 a.m., the Receiving Party shall ensure that U.S. Dollars or additional Securities reasonably acceptable to the Calling Party are transferred to the Calling Party in accordance with subparagraphs 4(a) or (b), as the case may be, on the business day immediately following such day.

2.

Each Margin Notice shall include documentation in support of the Calling Party’s calculation of Margin Deficit or Margin Excess, as the case may be. If the Receiving Party disputes the Margin Deficit or Margin Excess relating to a Margin Notice, and the value of the disputed amount is equal to or greater than ten percent (10%) of the amount that the Calling Party has calculated as being such Margin Deficit or Margin Excess, the dispute shall be resolved as follows.

(a)

The Receiving Party shall ensure that the Calling Party receives written notice of such dispute (i) no later than 12:00 p.m. on the same day if the Margin Notice was sent at or before 10:00 a.m.; or (ii) no later than 6:00 p.m. on the same day if the Margin Notice was sent after 10:00 a.m. (“Margin Dispute Notice”).

(b)	The Receiving Party shall transfer the value of the undisputed amount in accordance with Paragraph 1 above.

(c)

MS shall recalculate the Market Value for the Purchased Securities in dispute by 12:00 p.m. (New York City time) on the next business day after receipt of the Margin Dispute Notice by seeking four actual quotations at mid-market for such Purchased Securities from a Recognized Dealer (as hereinafter defined), and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Purchased Security, then fewer than four quotations may be used for that Purchased Security, and if one or no quotations are available for a particular Purchased Security, then MS shall determine the Market Value of that Purchased Security and shall notify Counterparty (which may be done orally) of its recalculation of Margin Deficit or Margin Excess (as the case may be) and such notice shall be treated as a notice for the purposes of subparagraphs 4(a) or (b) of the Agreement (as the case may be).

(d)

MS shall use the Market Value obtained in paragraph (c) above to recalculate the aggregate amount of the Margin Deficit or Margin Excess, as applicable. Subparagraphs 4(a) and (b) (as the case may be) shall then operate on the basis of the recalculated Margin Deficit or Margin Excess (as the case may be) and the Receiving Party shall ensure that United States Dollars or additional Securities reasonably acceptable to the Calling Party are transferred to the Calling Party, in accordance with such subparagraph on the Business Day immediately following the date MS conveys to Counterparty the recalculated aggregate amount referred to in paragraph (c) above.

(e)

For purposes of this Supplement, (i) a “Recognized Dealer” means a firm designated by the Federal Reserve Bank of New York as a Primary Dealer that conducts a meaningful business in U.S. government securities, (ii) “Business Day” means a day (other than a Saturday or Sunday) on which the United States government securities market and the Federal Reserve System are open to transact business and (iii) MS agrees that it will act in good faith and a commercially reasonable manner.

(f)	For avoidance of doubt, for any dispute of less than 10%, MS prices shall control and the applicable transfer shall occur in accordance with Paragraph 1 above.

3.

Each Party agrees that, for purposes of Paragraph 11 of the Agreement, either Party’s failure to make any transfer required to the other pursuant to Paragraph 1 and 2 above shall constitute a failure to comply with Paragraph 4 of the Agreement.

4.	If there is any conflict between this Supplement and the Agreement (including, without limitation, any other annex or supplement thereto), the terms of this Supplement shall govern.

Annex III

International Transactions

This Annex III (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. and each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”). Capitalized terms used but not defined in this Annex III shall have the meanings ascribed to them in the Agreement.

1. Definitions. For purposes of the Agreement and this Annex III:

(a) The following terms shall have the following meanings:

“Base Currency”, United States dollars or such other currency as Buyer and Seller may agree in the Confirmation with respect to any International Transaction or otherwise in writing;

“Business Day” or “business day”:

(i) in relation to any International Transaction which (A) involves an International Security and (B) is to be settled through CEDEL or Euroclear, a day on which CEDEL or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii) in relation to any International Transaction which (A) involves an International Security and (B) is to be settled through a settlement system other than CEDEL or Euroclear, a day on which that settlement system is open to settle such International Transaction;

(iii) in relation to any International Transaction which involves a delivery of Securities not falling within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected; and

(iv) in relation to any International Transaction which involves an obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or Sunday on which banks are open for business in the principal financial center of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of ECU, a day on which ECU clearing operates);

“CEDEL”, CEDEL Bank, société anonyme;

“Contractual Currency”, the currency in which the International Securities subject to any International Transaction are denominated or such other currency as may be specified in the Confirmation with respect to any International Transaction;

“Euroclear”, Morgan Guaranty Trust Company of New York, Brussels Branch, as operator of the Euroclear System;

“International Security”, any Security that (i) is denominated in a currency other than United States dollars or (ii) is capable of being cleared through a clearing facility outside the United States or (iii) is issued by an issuer organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof);

“International Transaction”, any Transaction involving (i) an International Security or (ii) a party organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) or having its principal place of business outside the United States or (iii) a branch or office outside the United States designated in Annex I by a party organized under the laws of the United States (or any political subdivision thereof) as an office through which that party may act;

“LIBOR”, in relation to any sum in any currency, the offered rate for deposits for such sum in such currency for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time, on the date on which it is to be determined (or, if more than one such rate appears, the arithmetic mean of such rates);

“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, the spot rate of exchange of a comparable amount quoted by a major money-center bank in the New York interbank market, as agreed by Buyer and Seller, for the sale by such bank of such second currency against a purchase by it of such first currency.

(b) Notwithstanding Paragraph 2 of the Agreement, the term “Prime Rate” shall mean, with respect to any International Transaction, LIBOR plus a spread, as may be specified in the Confirmation with respect to any International Transaction or otherwise in writing.

2. Manner of Transfer. All transfers of International Securities (i) shall be in suitable form for transfer and accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through the book-entry system of Euroclear or CEDEL, or (iii) shall be transferred through any other agreed securities clearing system or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.

3. Contractual Currency

(a) Unless otherwise mutually agreed, all funds transferred in respect of the Purchase Price or the Repurchase Price in any International Transaction shall be in the Contractual Currency.

(b) Notwithstanding subparagraph (a) of this Paragraph 3, the payee of any payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(c) If for any reason the amount in the Contractual Currency so received, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of the Agreement, the party required to make the payment shall (unless an Event of Default has occurred and such party is the nondefaulting party) as a separate and independent obligation (which shall not merge with any judgment or any payment or any partial payment or enforcement of payment) and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(d) If for any reason the amount of the Contractual Currency received by one party hereto exceeds the amount in the Contractual Currency due such party in respect of the Agreement, then (unless an Event of Default has occurred and such party is the nondefaulting party) the party receiving the payment shall refund promptly the amount of such excess.

4. Notices. Any and all notices, statements, demands or other communications with respect to International Transactions shall be given in accordance with Paragraph 13 of the Agreement and shall be in the English language.

5. Taxes

(a) Transfer taxes, stamp taxes and all similar costs with respect to the transfer of Securities shall be paid by Seller.

(b) (i)

Unless otherwise agreed, all money payable by one party (the “Payor”) to the other (the “Payee”) in respect of any International Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax (a “Tax”), unless the withholding or deduction of such Tax is required by law. In that event, unless otherwise agreed, Payor shall pay such additional amounts as will result in the net amounts receivable by Payee (after taking account of such withholding or deduction) being equal to such amounts as would have been received by Payee had no such Tax been required to be withheld or deducted; provided that for purposes of Paragraphs 5 and 6 the term “Tax” shall not include any Tax that would not have been imposed but for the existence of any present or former connection between Payee and the jurisdiction imposing such Tax other than the mere receipt of payment from Payor or the performance of Payee’s obligations under an International Transaction. The parties acknowledge and agree, for the avoidance of doubt, that the amount of Income required to be transferred, credited or applied by Buyer for the benefit of Seller under Paragraph 5 of the Agreement shall be determined without taking into account any Tax required to be withheld or deducted from such Income, unless otherwise agreed.

(ii) In the case of any Tax required to be withheld or deducted from any money payable to a party hereto acting as Payee by the other party hereto acting as Payor, Payee agrees to deliver to Payor (or, if applicable, to the authority imposing the Tax), any certificate or document reasonably requested by Payor that would entitle Payee to an exemption from, or reduction in the rate of, withholding or deduction of Tax from money payable by Payor to Payee.

(iii) Each party hereto agrees to notify the other party of any circumstance known or reasonably known to it (other than a Change of Tax Law, as defined in Paragraph 6 hereof) that causes a certificate or document provided by it pursuant to subparagraph (b)(ii) of this Paragraph to fail to be true.

(iv) Notwithstanding subparagraph (b)(i) of this Paragraph, no additional amounts shall be payable by Payor to Payee in respect of an International Transaction to the extent that such additional amounts are payable as a result of a failure by Payee to comply with its obligations under subparagraph (b)(ii) or (b)(iii) of this Paragraph with respect to such International Transaction.

6. Tax Event

(a) This Paragraph 6 shall apply if either party notifies the other, with respect to a Tax required to be collected by withholding or deduction, that —

(i) any action taken by a taxing authority or brought in a court of competent jurisdiction after the date an International Transaction is entered into, regardless of whether such action is taken or brought with respect to a party to the Agreement; or

(ii) a change in the fiscal or regulatory regime after the date an International Transaction is entered into; or

(each, a “Change of Tax Law”) has or will, in the notifying party’s reasonable opinion, have a material adverse effect on such party in the context of an International Transaction.

(b) If so requested by the other party, the notifying party will furnish the other party with an opinion of a suitably qualified adviser that an event referred to in subparagraph (a)(i) or (a)(ii) of this Paragraph 6 has occurred and affects the notifying party.

(c) Where this Paragraph 6 applies, the party giving the notice referred to in subparagraph (a) above may, subject to subparagraph (d) below, terminate the International Transaction effective from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of such notice, by nominating such date as the Repurchase Date.

(d) If the party receiving the notice referred to in subparagraph (a) of this Paragraph 6 so elects, it may override such notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives such counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in subparagraph (a) of this Paragraph 6 so far as it relates to the relevant International Transaction and the original Repurchase Date will continue to apply.

(e) Where an International Transaction is terminated as described in this Paragraph 6, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum constituting consequential loss or damage in respect of a termination in accordance with this Paragraph 6.

(f) This Paragraph 6 is without prejudice to Paragraph 5 of this Annex III; but an obligation to pay additional amounts pursuant to Paragraph 5 of this Annex III may, where appropriate, be a circumstance which causes this Paragraph 6 to apply.

7. Margin. In the calculation of “Margin Deficit” and “Margin Excess” pursuant to Paragraph 4 of the Agreement, all sums not denominated in the Base Currency shall be deemed to be converted into the Base Currency at the Spot Rate on the date of such calculation.

8. Events of Default

(a) In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one business day’s notice, to perform any covenant or obligation required to be performed by it under this Annex III, including, without limitation, the payment of taxes or additional amounts as required by Paragraph 5 of this Annex III.

(b) In addition to the other rights of a nondefaulting party under Paragraph 11 of the Agreement, following an Event of Default, the nondefaulting party may, at any time at its option, effect the conversion of any currency into a different currency of its choice at the Spot Rate on the date of the exercise of such option and offset obligations of the defaulting party denominated in different currencies against each other.

Schedule III.A

International Transactions

This Schedule III.A forms a part of Annex III to the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. and each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”). Capitalized terms used but not defined in this Exhibit III.A shall have the meanings ascribed to them in Annex III.

(a)	The following definition is hereby inserted into Paragraph 1 after the definition of “Euroclear”:

“FATCA”, Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections.

(b)	The words “any certificate or document” in subparagraph 5(b)(ii) are hereby replaced with the words “any certificate, document or information”.

(c)	Subparagraph (iv) is hereby replaced with the following:

(iv)	Notwithstanding subparagraph (b)(i) of this Paragraph,

(A)

no additional amounts shall be payable by Payor to Payee (x) in respect of an International Transaction to the extent that such additional amounts are payable as a result of a failure by Payee to comply with its obligations under subparagraph (b)(ii) or (b)(iii) of this Paragraph with respect to such International Transaction, or

(y) in respect of any U.S. federal withholding Tax imposed or collected pursuant to FATCA;

(B)	no additional amounts shall be payable by Payor in respect of Tax required to be deducted or withheld from a payment by Payor to a Payee that is a Seller to the extent that Tax of an equivalent or

September 2012 ∎ Amendment to Annex III

(International Transactions) of 1996 Master Repurchase Agreement ∎ 1

greater amount would have been withheld or deducted in respect of income paid or distributed on a Purchased Security had the Security been retained by Seller. Payor shall be entitled to rely upon any certificate, document or information provided by Seller, or the absence of such items, in determining whether additional amounts are required to be paid; and

(C)

no additional amounts in respect of U.S. federal income tax shall be payable by Payor to Payee in respect of interest considered received by a bank, including any entity regulated as a bank or conducting a banking business, extending credit in the ordinary course of its lending business.

(v)	Liability. If:—

(A)

Payor is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which Payor would not be required to pay an additional amount to Payee under subparagraph (b) of this Paragraph;

(B)	Payor does not so deduct or withhold; and

(C)	a liability resulting from such Tax is assessed directly against Payor,

then, except to the extent Payee has satisfied or then satisfies the liability resulting from such Tax, Payee will promptly pay to Payor the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Payee has failed to comply with its obligations under subparagraph (b)(ii) or (b)(iii) of this Paragraph).

Annex V

Margin for Forward Transactions

This Annex V forms a part of the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. and each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”). Capitalized terms used but not defined in this Annex V shall have the meanings ascribed to them in the Agreement.

1.	Definitions. For purposes of the Agreement and this Annex V, the following terms shall have the following meanings:

“Forward Exposure”, the amount of loss a party would incur upon canceling a Forward Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;

“Forward Transaction”, any Transaction agreed to by the parties as to which the Purchase Date has not yet occurred;

“Net Forward Exposure”, the aggregate amount of a party’s Forward Exposure to the other party under all Forward Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Forward Transactions hereunder;

“Net Unsecured Forward Exposure”, a party’s Net Forward Exposure reduced by the Market Value of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex V.

2.	Margin Maintenance

(a)

If at any time a party (the “In-the-Money Party”) shall have a Net Unsecured Forward Exposure to the other party (the “Out-of-the-Money Party”) under one or more Forward Transactions, the In-the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party Securities or cash reasonably acceptable to the In-the-Money-Party (together with any Income thereon and proceeds thereof, “Forward Collateral”) having a Market Value sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the-Money Party Forward Collateral having a Market Value that exceeds the In-the-Money Party’s Net Forward Exposure (“Excess Forward Collateral Amount”). The rights of the parties under this subparagraph shall be in addition to their rights under subparagraphs (a) and (b) of Paragraph 4 and any other provisions of the Agreement.

(b)

The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds a specified dollar amount or other specified threshold for such Forward Transactions (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(c)

The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Forward Transaction hereunder (calculated without regard to any other Forward Transaction outstanding hereunder).

(d)

The parties may agree, with respect to any or all Forward Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral having a Market Value equal to a specified dollar amount or other specified threshold no later than the Margin Notice Deadline on the day such Forward Transaction is entered into by the parties or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the Market Value of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(e)

If any notice is given by a party to the other under subparagraph (a) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than the close of business in the relevant market on such business day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Forward Collateral no later than the close of business in the relevant market on the next business day.

(f)

Upon the occurrence of the Purchase Date for any Forward Transaction and the performance by the parties of their respective obligations to transfer cash and Securities on such date, any Forward Collateral in respect of such Forward Transaction, together with any Income thereon and proceeds thereof, shall be transferred by the party holding such Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.

(g)

The Pledgor (as defined below) of Forward Collateral may, subject to agreement with and acceptance by the Pledgee (as defined below) thereof, substitute other Securities reasonably acceptable to the Pledgee for any Securities Forward Collateral. Such substitution shall be made by transfer to the Pledgee of such other Securities and transfer to the Pledgor of such Securities Forward Collateral. After substitution, the substituted Securities shall constitute Forward Collateral.

3.	Security Interest

(a)

In addition to the rights granted to the parties under Paragraph 6 of the Agreement, each party (“Pledgor”) hereby pledges to the other party (“Pledgee”) as security for the performance of its obligations hereunder, and grants Pledgee a security interest in and right of setoff against, any Forward Collateral and any other cash, Securities or property, and all proceeds of any of the foregoing, transferred by or on behalf of Pledgor to Pledgee or due from Pledgee to Pledgor in connection with the Agreement and the Forward Transactions hereunder.

(b)

Unless otherwise agreed by the parties, a party to whom Forward Collateral has been transferred shall have the right to engage in repurchase transactions with Forward Collateral or otherwise sell, transfer, pledge or hypothecate Forward Collateral, including in respect of loans or other extensions of credit to such party that may be in amounts greater than the Forward Collateral such party is entitled to as security for obligations hereunder, and that may extend for periods of time longer than the periods during which such party is entitled to Forward Collateral as security for obligations hereunder; provided, however, that no such transaction shall relieve such party of its obligations to transfer Forward Collateral pursuant to Paragraph 2 or 4 of this Annex V or Paragraph 11 of the Agreement.

4.	Events of Default

(a)

In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one business day’s notice, to perform any covenant or obligation required to be performed by it under Paragraph 2 or any other provision of this Annex.

(b)

In addition to the other rights of a nondefaulting party under Paragraphs 11 and 12 of the Agreement, if the nondefaulting party exercised or is deemed to have exercised the option referred to in Paragraph 11(a) of the Agreement:

(i)

The nondefaulting party, without prior notice to the defaulting party, may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Forward Collateral subject to any or all Forward Transactions hereunder and apply the proceeds thereof to any amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Forward Collateral, to give the defaulting party credit for such Forward Collateral in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against any amounts owing by the defaulting party hereunder.

(ii)

Any Forward Collateral held by the defaulting party, together with any Income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party, (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Securities Forward Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder or (ii) in its sole discretion elect, in lieu of purchasing Replacement

Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Forward Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (I) the Forward Collateral subject to any Forward Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid quotations for any Forward Collateral, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices and bids shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Forward Collateral).

5.	No Waivers, Etc. Without limitation of the provisions of Paragraph 17 of the Agreement, the failure to give a notice pursuant to subparagraph (a), (b), (c) or (d) of Paragraph 2 of this Annex V will not constitute a waiver of any right to do so at a later date.

Annex VI

Buy/Sell Back Transactions

This Annex VI forms a part of the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. and each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”). Capitalized terms used but not defined in this Annex VI shall have the meanings ascribed to them in the Agreement.

1.	In the event of any conflict between the terms of this Annex VI and any other term of the Agreement, the terms of this Annex VI shall prevail.

2.	Each Transaction shall be identified at the time it is entered into and in the relevant Confirmation as either a Repurchase Transaction or a Buy/Sell Back Transaction.

3.

In the case of a Buy/Sell Back Transaction, the Confirmation delivered in accordance with Paragraph 3 of the Agreement may consist of a single document in respect of both of the transfers of funds against Securities which together form the Buy/Sell Back Transaction or separate Confirmations may be delivered in respect of each such transfer.

4.	Definitions. The following definitions shall apply to Buy/Sell Back Transactions:

(a)

“Accrued Interest”, with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income payment date (whichever is later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income payment date (as the case may be) to (but excluding) the next Income payment date or the maturity date (whichever is earlier);

(b)

“Sell Back Differential”, with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to the Purchase Price for such Buy/Sell Back Transaction on a 360 day per year basis (unless otherwise agreed by the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of determination;

(c)	“Sell Back Price”, with respect to any Buy/Sell Back Transaction:

(i)

in relation to the date originally specified by the parties as the Repurchase Date pursuant to Paragraph 2(q) of the Agreement, the price agreed by the Parties in relation to such Buy/Sell Back Transaction, and

(ii)	in any other case (including for the purposes of the application of Paragraph 4 or Paragraph 11 of the Agreement), the product of the formula (P + D) - (IR + C), where —

P = the Purchase Price

D = the Sell Back Differential

IR = the amount of any Income in respect of the Purchased Securities paid by the issuer on any date falling between the Purchase Date and the Repurchase Date

C = the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation.

5.

When entering into a Buy/Sell Back Transaction the parties shall also agree on the Sell Back Price and the Pricing Rate to apply in relation to such Buy/Sell Back Transaction on the scheduled Repurchase Date. The parties shall record the Pricing Rate in at least one Confirmation applicable to such Buy/Sell Back Transaction.

6.

Termination of a Buy/Sell Back Transaction shall be effected on the Repurchase Date by transfer to Seller or its agent of Purchased Securities against the payment by Seller of (i) in a case where the Repurchase Date is the date originally agreed to by the parties pursuant to Paragraph 2(q) of the Agreement, the Sell Back Price referred to in Paragraph 4(c)(i) of this Annex; and (ii) in any other case, the Sell Back Price referred to in Paragraph 4(c)(ii) of this Annex.

7.

For the avoidance of doubt, the parties acknowledge and agree that the Purchase Price and the Sell Back Price in Buy/Sell Back Transactions shall include Accrued Interest (except to the extent contrary to market practice with respect to the Securities subject to such Buy/Sell Back Transaction, in which event (i) an amount equal to the Purchase Price plus Accrued Interest to the Purchase Date shall be paid to Seller on the Purchase Date and shall be used, in lieu of the Purchase Price, for calculating the Sell Back Differential, (ii) an amount equal to the Sell Back Price plus the amount of Accrued Interest to the Repurchase Date shall be paid to Buyer on the Repurchase Date, and (iii) the formula in Paragraph 4(c)(ii) of this Annex VI shall be replaced by the formula “(P + AI + D) - (IR + C)”, where “AI” equals Accrued Interest to the Purchase Date).

8.

Unless the parties agree in Annex I to the Agreement that a Buy/Sell Back Transaction is not to be repriced, they shall at the time of repricing agree on the Purchase Price, the Sell Back Price and the Pricing Rate applicable to such Transaction.

9.

Paragraph 5 of the Agreement shall not apply to Buy/Sell Back Transactions. Seller agrees, on the date such Income is received, to pay to Buyer any Income received by Seller in respect of Purchased Securities that is paid by the issuer on any date falling between the Purchase Date and the Repurchase Date.

10.	References to “Repurchase Price” throughout the Agreement shall be construed as references to “Repurchase Price or the Sell Back Price, as the case may be.”

11.	In Paragraph 11 of the Agreement, references to the “Repurchase Prices” shall be construed as references to “Repurchase Prices and Sell Back Prices.”

Annex VII

Transactions Involving Registered Investment Companies

This Annex VII (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. (“MS”) and each investment company identified on Schedule VILA hereto (as such schedule may be amended from time to time) acting on behalf of its respective series or portfolios identified on such Schedule VII.A, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself (each such series, portfolio or investment company, as the case may be, hereinafter referred to as a “Fund”). In the event of any conflict between the terms of this Annex VII and any other term of the Agreement, the terms of this Annex VII shall prevail. Capitalized terms used but not defined in this Annex VII shall have the meanings ascribed to them in the Agreement.

1.

Multiple Funds. For any Transaction in which a Fund is acting as Buyer (or Seller, as the case may be), each reference in the Agreement and this Annex VII to Buyer (or Seller, as the case may be) shall be deemed a reference solely to the particular Fund to which such Transaction relates, as identified to Seller (or Buyer, as the case may be) by the Fund and as may be specified in the Confirmation therefor. In no circumstances shall the rights, obligations or remedies of either party with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. Specifically, and without otherwise limiting the scope of this Paragraph: (a) the margin maintenance obligations of Buyer and Seller specified in Paragraph 4 or any other provisions of the Agreement and the single agreement provisions of Paragraph 12 of the Agreement shall be applied based solely upon Transactions entered into by a particular Fund, (b) Buyer’s and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if each Fund had entered into a separate Agreement with MS, and (c) Seller and Buyer shall have no right to set off claims related to Transactions entered into by a particular Fund against claims related to Transactions entered into by any other Fund.

2.

Margin Percentage. For any Transaction in which a Fund is acting as Buyer, the Buyer’s Margin Percentage shall always be equal to at least __%, or such other percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%. For any Transaction in which a Fund is acting as Seller, the Buyer’s Margin Percentage shall be such percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%.

3.

Confirmations. Unless otherwise agreed, MS shall promptly issue a Confirmation to the Fund pursuant to Paragraph 3 of the Agreement. Upon the transfer of substituted or Additional Purchased Securities by either party, MS shall promptly provide notice to the Fund confirming such transfer.

4.

Financial Condition. Each party represents that it has delivered the following financial information to the other party to the Agreement: in the case of a party that is a registered broker-dealer, its most recent statements required to be furnished to customers by Rule 17a5(c) under the 1934 Act; in the case of a party that is a Fund, its most recent audited or unaudited financial statements required to be furnished to its shareholders by Rule 30d-1 under the Investment Company Act of 1940; in the case of any other party, its most recent audited or unaudited statements of financial condition or other comparable information concerning its financial condition.

Each party represents that the financial statements or information so delivered fairly reflect its financial condition and, if applicable, its net capital ratio, on the date as of which such financial statements or information were prepared. Each party agrees that it will make available and deliver to the other party, promptly upon request, all such financial statements that subsequently are required to be delivered to its customers or shareholders pursuant to Rule 17a-5(c) or Rule 30d-1, as the case may be, or, in the case of a party that is neither a registered broker-dealer nor a Fund, all such financial information that subsequently becomes available to the public.

Each Fund acknowledges and agrees that it has made an independent evaluation of the creditworthiness of the other party that is required pursuant to the Investment Company Act of 1940 or the regulations thereunder. Each Fund agrees that its agreement to enter into each Transaction hereunder shall constitute an acknowledgment and agreement that it has made such an evaluation.

5.

Segregation of Purchased Securities. Unless otherwise agreed by the parties, any transfer of Purchased Securities to a Fund shall be effected by delivery or other transfer (in the manner agreed upon pursuant to Paragraph 7 of the Agreement) to the custodian or subcustodian designated for such Fund in Schedule VII.A hereto (“Custodian”) for credit to the Fund’s custodial account with such Custodian. If the party effecting such transfer is the Fund’s Custodian, such party shall, unless otherwise directed by the Fund, (a) transfer and maintain such Purchased Securities to and in the Fund’s custodial account with such party and (b) so indicate in a notice to the Fund.

Schedule VILA

Supplemental Terms and Conditions of Transactions

Involving Registered Investment Companies

This Schedule VII.A forms a part of Annex VII to the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. and each of the entities listed below. Capitalized terms used but not defined in this Schedule VII.A shall have the meanings ascribed to them in Annex VII.

1.

This Agreement is entered into by or on behalf of the following Funds, and unless otherwise indicated by the appropriate Fund in connection with a Transaction, the following Custodians are designated to receive transfers of Purchased Securities on behalf of such Funds for credit to the appropriate Fund’s custodial account:

Name of Fund Custodian

Annex VIII

Transactions in Equity Securities

This Annex VIII (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. and each of the entities listed on Exhibit I, severally and not jointly (each, a “Counterparty”). This Annex VIII sets forth supplemental terms and conditions governing all Transactions in U.S. and non-U.S. Equity Securities. In the event of any conflict between the terms of this Annex VIII and any other term of the Agreement, the terms of this Annex VIII shall prevail. Capitalized terms used but not defined in this Annex VIII shall have the meanings ascribed to them in the Agreement.

1. Definitions. For the purposes of the Agreement and this Annex VIII, the following terms shall have the following meanings:

“Equity Security”, any stock or similar security; or any security convertible, with or without consideration, into such a security; or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any other “equity security” within the meaning of Section 3(a)(1 I) of the Exchange Act and the rules thereunder;

“Exchange Act”, the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder;

“Market Value”, with respect to Equity Securities, the meaning given in Paragraph 9 of this Annex;

“Purchased Securities” (including any “Additional Purchased Securities”), the meaning specified in the Agreement, except that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, consolidation or other corporate action, such new or different Security or other consideration shall, effective upon such exchange, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made;

“Securities Act”, the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder;

“Standard Settlement Date”, the standard date for settlement of transactions in an Equity Security, established in accordance with Rule 15c6-1 under the Exchange Act, where applicable, or otherwise in accordance with customary market practice for such Equity Security, unless the parties agree to the contrary.

2. Termination. Notwithstanding Paragraph 3(c) of the Agreement, in the case of Transactions in respect of Equity Securities terminable upon demand, the termination date specified in any notice by Seller shall be a business day no earlier than the Standard Settlement Date for trades of Purchased Securities entered into at the time of such notice.

3. Margin Maintenance. In addition to any agreement by the parties under Paragraph 4(f) of the Agreement, Buyer and Seller may agree, with respect to any or all Transactions under the Agreement, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of Paragraph 4 of the Agreement to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or a Margin Excess exists with respect to any class of Transactions under the Agreement (calculated without regard to any other class of Transactions outstanding under the Agreement). The classes designated by the parties under this Paragraph may include, without limitation, Transactions in Equity Securities and Transactions in non-Equity Securities.

4. Dividends, Distributions, etc.

(a) In accordance with Paragraph 5 of the Agreement, Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if Purchased Securities had not been sold to Buyer. The parties expressly acknowledge and agree, for the avoidance of doubt, that such Income shall include, but not be limited to: (i) cash and all other property, (ii) stock dividends, (iii) Securities received as a result of split ups of Purchased Securities and distributions in respect thereof, (iv) interest payments and (v) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (v) would be deemed to be Purchased Securities under Paragraph 1 of this Annex).

(b) Cash Income paid or distributed on or in respect of Purchased Securities, which Seller is entitled to receive pursuant to subparagraph (a) of this Paragraph, shall be treated in accordance with Paragraph 5 of the Agreement. Notwithstanding Paragraph 5 of the Agreement, non-cash Income received by Buyer shall be added to the Purchased Securities on the date of distribution and shall be considered such for all purposes, subject to Buyer’s obligation to transfer Purchased Securities to Seller upon termination of the relevant Transaction in accordance with the terms of the Agreement.

5. Payment and Transfer. In addition to the transfer methods set forth in Paragraph 7 of the Agreement, Equity Securities transferred by one party hereto to the other party may be transferred through The Depository Trust Company.

6. Additional Representations. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, the following representations and warranties shall apply, unless otherwise agreed by the parties:

(a) on the Purchase Date for any Transaction and again on each date that Additional Purchased Securities that are Equity Securities are transferred pursuant to Paragraph 4(a) of the Agreement, Seller represents and warrants that (i) Seller is familiar with the provisions of Rule 144 under the Securities Act, (ii) Seller is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Purchased Securities or Additional Purchased Securities as that term is used in Rule 144, and (iii) any Purchased Securities or Additional Purchased Securities transferred to Buyer by Seller are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer; and

(b) on the Repurchase Date for any Transaction and on each date that Purchased Securities that are Equity Securities are transferred pursuant to Paragraph 4(b) of the Agreement, Buyer represents and warrants that (i) Buyer is familiar with the provisions of Rule 144 under the Securities Act, (ii) Buyer is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Purchased Securities as that term is used in Rule 144, and (iii) assuming the accuracy and completeness of Seller’s representations under subparagraph (a) of this Paragraph, any Purchased Securities transferred to Seller by Buyer are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer.

7. Rights of Buyer in Purchased Securities. Except as otherwise agreed by the parties, Seller waives the right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities that are Equity Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of a Transaction.

8. Events of Default. In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails to perform any covenant or obligation required to be performed by it under this Annex VIII, provided, however, that to the extent that Paragraphs 3 and 4 hereof supplement and amend, respectively, Paragraphs 4 and 5 of the Agreement, any such failure under Paragraphs 3 or 4 hereof shall constitute an “Event of Default” only after the expiration of the notice period, if any, specified in the Agreement with respect to the occurrence of an Event of Default for such a failure under such Paragraph 4 or 5 of the Agreement, as applicable.

9. Market Value

(a) Unless otherwise agreed, if the principal market for the Equity Securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange on the preceding business day or, if there was no sale on that day, by the last sale price on the next preceding business day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

(b) Except as provided in subparagraph (c) of this Paragraph or as otherwise agreed, if the principal market for the Equity Securities to be valued is the over-the-counter market, their Market Value shall be determined as follows. If the Equity Securities are quoted on The Nasdaq Stock Market (“Nasdaq”), their Market Value shall be the closing sale price on Nasdaq on the preceding business day or, if the Equity Securities are issues for which last sale prices are not quoted on Nasdaq, the closing bid price on such day. If the Equity Securities to be valued are not quoted on Nasdaq, their Market Value shall be the highest bid quotation as quoted in any of The Wall Street Journal, the OTC Bulletin Board service, quotations sheets of registered market makers and, if necessary, dealersí telephone quotations on the preceding business day. In each case, if the relevant quotation did not exist on such day, then the relevant quotation on the next preceding business day in which there was such a quotation shall be the Market Value.

(c) Unless otherwise agreed, if the Equity Securities to be valued are principally cleared and settled outside the United States, their Market Value shall be determined as of the close of business on the preceding business day in accordance with market practice in the principal market for such Equity Securities.

(d) All determinations of Market Value under subparagraphs (a), (b) and (c) of this Paragraph shall include, where applicable, accrued Income to the extent not already included therein (other than any Income transferred to the other party pursuant to Paragraph 4 of this Annex), unless market practice with respect to the valuation of such Equity Securities in connection with repurchase agreements is to the contrary.

10. Additional Covenant. Except to the extent required by applicable law or regulation or as otherwise agreed, Seller and Buyer agree that Transactions hereunder shall in no event be “exchange contracts” for purposes of the rules of any securities exchange and that Transactions hereunder shall not be governed by the buy-in or other rules of any such exchange, registered national securities association or other self-regulatory organization.

Schedule VIII.A

Additional Provisions Regarding Transactions in Equity Securities

This Schedule VIII.A forms a part of Annex VIII to the Master Repurchase Agreement dated as of September 29, 2015 (the “Agreement”) between Morgan Stanley Bank, N.A. and each of the entities listed on Exhibit I, separately and not jointly (each, a “Counterparty”), acting by and through AllianceBernstein LP, its agent and investment adviser. Capitalized terms used but not defined in this Schedule VIII.A shall have the meanings ascribed to them in Annex VIII.

1.	Annex VIII, Section 7 shall be replaced with the following:

“7. Rights of Buyer in Purchased Securities

Voting Rights and Corporate Actions. Except as otherwise agreed by the parties, Seller shall retain the right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities that are Equity Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of a Transaction.

a)

Notice of Corporate Actions. In relation to Purchased Securities that are Equity Securities, Buyer shall notify Seller (as soon as possible but in any event within three business days after the day on which a holder of such Purchased Securities would in the normal course have received such notice from the issuer) of any notice received by Buyer that was issued by the issuer of such Securities to the holders of such Securities relating to any proposed conversion, subdivision, consolidation, takeover, preemption, option or other similar right or event affecting such Securities or of any Income payment declared in respect of such Securities. Whether or not such notice is received from Buyer, upon the issuance of any such notice issued by the issuer Seller may cause the Transaction to be terminated in accordance with Paragraph 3 of the Agreement as if the Transaction were a demand Transaction.

b)

Rights of Disposition or Rehypothecation. Notwithstanding any provision of the Agreement or this Annex VIII, and notwithstanding the fact that the parties intend the transfer of Purchased Securities that are Equity Securities to Buyer in connection with any Transaction entered into hereunder to be characterized as a purchase and sale, Buyer agrees that it shall not, except upon the occurrence of an Event of Default in which the Seller is the defaulting party, sell, rehypothecate or otherwise dispose of any Purchased Securities that are Equity Securities, unless otherwise agreed, and that Buyer shall hold such Securities in accordance with the terms of the Agreement and this Annex VIII for the term of the applicable transaction.”

2.	The following sections 11-13 shall be added to Annex VIII:

“11. Periodic Payments of Price Differential. Buyer and Seller may agree that, with respect to any Transaction under the Agreement:

a)

If the term of such Transaction is less than thirty days, Seller shall pay to Buyer the Price Differential with respect to such Transaction on the termination date of such Transaction under the Agreement; or

b)

If the term of such Transaction is thirty days or more, Seller shall pay to Buyer the Price Differential with respect to such Transaction at the end of each calendar month during which such Transaction is outstanding.

Notwithstanding the foregoing, Seller shall remain obligated to pay Buyer the Repurchase Price with respect to any Transaction (including any unpaid Price Differential, as specified in the Agreement) immediately upon the occurrence of an Event of Default with respect to Seller.

12. Disclosures. Because the parties intend that all Transactions under the Agreement, be sales and purchases of equity securities, each party hereto agrees to make its own determination regarding the notice and disclosure requirements set forth in the Securities Act and Exchange Act, respectively, including, but not limited to, any reporting requirements applicable to such party pursuant to Sections 13 and 16 of the Exchange Act.

13. Transfers Through DTC Collateral Loan Program. In the event that equity securities subject to repurchase transactions under the Agreement as amended by Annex VIII are delivered by the Seller via The Depository Trust Company to the Buyer’s repo account or the repo account of a custodian acting on behalf of the Buyer, the parties hereby acknowledge and agree until the termination of such Transaction as follows:

Notwithstanding Paragraph 5 of the Agreement and Paragraph 4 of Annex VIII attached thereto:

a)

Seller shall receive all Income paid or distributed on or in respect of the Purchased Securities including, but not limited to, (i) cash and all other property, (ii) stock dividends, (iii) interest payments and (iv) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (iv) would be deemed to be Purchased Securities under Paragraph 1 of Annex VIII); and

b)

Buyer shall receive any Securities distributed as a result of split-ups of Purchased Securities or other distributions for which the ex-distribution date is after the dividend payable date for such Securities.”